Exhibit 10.29
EQUITY INCENTIVE AWARD PLAN FOR
DIRECTORS OF REYNOLDS AMERICAN INC.
(Amended and Restated Effective December 1, 2010)
     Reynolds American Inc., a North Carolina corporation, hereby adopts this Equity Incentive Award Plan for Directors of Reynolds American Inc. (amended and restated effective December 1, 2010). The Plan is an amendment, restatement and continuation of the Amended and Restated Equity Incentive Award Plan for Directors of R.J. Reynolds Tobacco Holdings, Inc. and Subsidiaries. The purposes of this Plan are as follows:
     (1)      To further the growth, development and financial success of the Company by providing additional incentives to its Directors by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.
     (2)      To enable the Company to obtain and retain the services of the type of Directors considered essential to the long-term success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company.
ARTICLE I
DEFINITIONS
Section 1.1 — General
     Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.
Section 1.2 — Affiliate
     “Affiliate” of any person shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.
Section 1.3 — BAT
     “BAT” shall mean, collectively, British American Tobacco, p.l.c., a public limited company incorporated under the laws of England and Wales, and its Affiliates.
Section 1.4 — Board
     “Board” shall mean the Board of Directors of the Company.
Section 1.5 — Code
     “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.6 — Committee
     “Committee” shall mean the Corporate Governance and Nominating Committee of the Board.
Section 1.7 — Common Stock
     “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.
Section 1.8 — Company
     “Company” shall mean Reynolds American Inc., a North Carolina corporation.
Section 1.9 — Director
     “Director” shall mean a member of the Board.
Section 1.10 — Eligible Director
     “Eligible Director” shall mean a Director who qualifies as “independent” in accordance with Rule 303A.02 of the New York Stock Exchange listing standards, as such rule may be amended, supplemented or replaced from time to time; provided, however, that the Non-Executive Chairman shall be an Eligible Director, and provided further, that no “Investor Director” who is not an “Independent Director,” as such terms are defined in the Governance Agreement (as defined in Section 8.3(c)(i) of this Plan), shall be an “Eligible Director.”
Section 1.11 — Grant
     “Grant” shall mean an award made to a Participant pursuant to the Plan.
Section 1.12 — Non-Executive Chairman
     “Non-Executive Chairman” shall mean the Non-Executive Chairman of the Board.
Section 1.13 — Option
     “Option” shall mean an option granted under the Plan to purchase Common Stock.
Section 1.14 — Option Price
     “Option Price” shall have the meaning given in Section 4.2.
Section 1.15 — Optionee
     “Optionee” shall mean a Director to whom an Option is granted under the Plan.

Section 1.16 — Participant
     “Participant” shall mean a Director to whom a Grant has been made.
Section 1.17 — Plan
     “Plan” shall mean the Equity Incentive Award Plan for Directors of Reynolds American Inc.
Section 1.18 — Secretary
     “Secretary” shall mean the Secretary of the Company.
Section 1.19 — Stock Award
     “Stock Award” shall mean the annual award, either in the form of deferred stock units or shares of Common Stock, made pursuant to Article VI.
Section 1.20 — Subsidiary
     “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or if each group of commonly controlled corporations, other than the last corporation in an unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
ARTICLE II
SHARES SUBJECT TO PLAN
Section 2.1 — Shares Subject to Plan
     The shares of stock subject to Grant shall be shares of Common Stock. The aggregate number of shares of Common Stock which are available for Grants under the Plan shall not exceed 2,000,000. [Note: the number of shares of Common Stock available for grants increased as a result of the Company’s two-for-one stock split on August 14, 2006, and its two-for-one stock split on November 15, 2010.] Shares of Common Stock related to Grants that are forfeited, terminated, canceled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares of Common Stock covered by a Grant are not issued to a Participant, shall immediately become available for Grants.
ARTICLE III
GRANTING OF OPTIONS
Section 3.1 — Eligibility
     Any Eligible Director shall be eligible to be granted Options as set forth in this Article III.

Section 3.2 — Granting of Options to Directors
     Options may be granted at any time and solely in the discretion of the Committee to each Eligible Director elected to serve on the Board. Such Options shall be subject to the terms and conditions set forth in Article IV.
ARTICLE IV
TERMS OF OPTIONS FOR DIRECTORS
Section 4.1 — Option Agreement
     A grant of Options to Eligible Directors shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall incorporate the terms and conditions of this Article IV and such other terms and conditions as the Committee shall determine, consistent with the Plan.
Section 4.2 — Option Price
     The exercise price of each share of Common Stock subject to an Option granted pursuant to Section 3.2 shall be the final closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of grant.
Section 4.3 — Commencement of Exercisability
     Options granted pursuant to Section 3.2 shall not be exercisable prior to six (6) months after the date of grant, and thereafter shall be exercisable in full, subject to applicable securities regulations.
Section 4.4 — Expiration of Option
     The Option shall expire and may not be exercised to any extent after the expiration of ten (10) years from the date the Option was granted.
ARTICLE V
EXERCISE OF OPTIONS
Section 5.1 — Persons Eligible to Exercise
     During the lifetime of the Optionee, only he or his guardian may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.
Section 5.2 — Partial Exercise
     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under Section 4.4, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares.
Section 5.3 — Manner of Exercise
     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when such Option or such portion becomes unexercisable:
     (a)      Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;
     (b)      Full payment of the Option Price shall be made in cash, by check or a combination thereof, for the shares of Common Stock with respect to which such Option or portion thereof is thereby exercised, together with payment of any federal income or other tax required to be withheld by the Company with respect to such shares of Common Stock, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. The requirement of payment will be deemed satisfied if the Participant has made arrangements satisfactory to the Company with a duly registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of shares of Common Stock being purchased so that the net proceeds of the sale transaction will at least equal the full exercise price and pursuant to which the broker-dealer undertakes to deliver the full exercise price to the Company not later than the later of (i) the settlement date of the sale transaction and (ii) the date on which the Company delivers to the broker-dealer the shares of Common Stock being purchased pursuant to the exercise of such Option. This method is known as the “broker-dealer exercise method” and is subject to the terms and conditions set forth herein, in the Option grant agreement and in guidelines established by the Committee;
     (c)      Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and
     (d)      In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.
Section 5.4 — Rights as Shareholders
     The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates representing such shares of Common Stock have been issued by the Company to such holders.

Section 5.5 — Transfer Restrictions
     The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate, and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares of Common Stock.
ARTICLE VI
STOCK AWARDS
Section 6.1 — Granting of Initial Stock Award to Directors
     (a)      Each Eligible Director who is elected to serve on the Board shall receive an initial Stock Award as of the date of such Director’s initial election to serve on the Board (an “Initial Stock Award”). Such Initial Stock Award shall be granted only once to each Eligible Director as soon as practicable following the Director’s initial election to serve on the Board and shall be subject to the terms and conditions set forth in this Article VI. Notwithstanding this Section 6.1(a), in the event of the appointment of an existing Director who was an employee of the Company to the position of Non-Executive Chairman and such Director has not yet received an Initial Stock Award, the Non-Executive Chairman shall receive an Initial Stock Award upon his or her appointment to the position of Non-Executive Chairman.
     (b)      Except as provided in Section 6.1(c) below, the Initial Stock Award shall be made in the form of deferred stock units, as described in Section 6.4. Each Eligible Director shall receive an Initial Stock Award of 3,500 deferred stock units.
     (c)      Notwithstanding the foregoing, commencing with the Initial Stock Award for 2004, an Eligible Director may elect to receive the Initial Stock Award in the form of shares of Common Stock. The election to receive shares of Common Stock must be made in writing within thirty (30) days after the date a Director becomes a Director (or in the case of a Non-Executive Chairman, within thirty (30) days after his or her appointment). An election to receive shares of Common Stock shall be irrevocable by the Director.
Section 6.2 — Granting of Annual Stock Awards
     (a)      Each Eligible Director shall receive an annual Stock Award as of the date of the Company’s annual meeting of shareholders or the one (1) year anniversary of the preceding year’s annual meeting of shareholders, if no meeting has been scheduled for such subsequent year, provided that the Director serves on the Board immediately following such date (an “Annual Stock Award”). The Annual Stock Award for 2005 shall be made as of July 30, 2005 or, if later, the date of the Director’s election or re-election to serve on the Board.
     (b)      Except as provided in Section 6.2(c) below, the Annual Stock Award shall be made in the form of deferred stock units, as described in Section 6.4. Each Eligible Director shall receive an Annual Stock Award of 4,000 (or in the case of a Non-Executive Chairman, 8,000) deferred stock units). [Note: the number of shares of Common Stock constituting an Annual Stock Award increased as a result of the Company’s two-for-one stock split on August 14, 2006, and its stock split on November 15, 2010.]

     (c)      Notwithstanding the foregoing, commencing with the Annual Stock Award for 2005, an Eligible Director or the Non-Executive Chairman may elect to receive the Annual Stock Award in the form of shares of Common Stock. The election to receive shares of Common Stock must be made in writing by December 31 of the year preceding the year during which the Annual Stock Award would otherwise be granted or, if later, within thirty (30) days after the date a Director becomes a Director (or in the case of a Non-Executive Chairman, within thirty (30) days after his or her appointment). An election to receive shares of Common Stock shall be irrevocable by the Director and shall be effective only for the year immediately following the date on which it was filed.
Section 6.3 — Grant of Quarterly Stock Awards
     (a)      Each Eligible Director shall receive a quarterly Stock Award on the last day of each calendar quarter, provided that the Director has served on the Board at any time during such calendar quarter (a “Quarterly Stock Award”).
     (b)      The Quarterly Stock Award shall be made in the form of deferred stock units, as described in Section 6.4. The number of deferred stock units to be credited to each Eligible Director’s account on the last day of each calendar quarter shall be determined pursuant to the following formula: $10,000 (or in the case of a Non-Executive Chairman, $20,000) divided by the average of the final closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape) for each business day during the last month of such calendar quarter. In the event an Eligible Director has served on the Board or in the position of Non-Executive Chairman for less than an entire quarter, the number of deferred stock units to be credited to his or her account on the last day of such quarter shall be prorated based on the actual number of days of his or her service on the Board during the quarter.
Section 6.4 — Deferred Stock Units
     Each deferred stock unit shall be equal in value to one (1) share of Common Stock. As of the date any dividend is paid to shareholders of Common Stock, each Participant shall be credited with additional deferred stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the closing price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which such Participant’s deferred stock units are equivalent on the record date for such dividend. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.
Section 6.5 — Distribution of Deferred Stock Units
     (a)      For all Grants made under this Plan on or prior to December 31, 2004, the distribution of a Participant’s deferred stock units will be made as follows:
     (i)      Unless as otherwise elected in Section 6.5(a)(ii), payment of a Participant’s deferred stock units shall be made in one (1) lump sum as soon as practicable following the end of the year in which the Participant ceases to be a Director.

     (ii) At the election of the Participant made in writing and delivered to the Committee at any time on or before December 1 of the year of termination of the Participant’s service as a Director, distribution of all of his or her deferred stock units, commencing as soon as practicable following the end of the year in which the Participant ceases to be a Director, shall be made in any number of annual installments not exceeding ten (10). Any such election, unless made irrevocable by its terms, may be changed by written notice to the Committee at any time prior to December 1 of the year of a Participant’s termination of his or her service as a Director.
     (b)      For all Grants made under this Plan after December 31, 2004 and on or prior to December 31, 2007, the distribution of a Participant’s deferred stock units will be made in the following manner. According to the election made by each Participant on an annual election form provided by the Company to the Participant prior to December 31 of the year preceding the grant of any award under this Plan in the next Plan year or, if later, within thirty (30) days after the date a Director becomes a Director (or in the case of a Non-Executive Chairman, within thirty (30) days after his or her appointment), payment of a Participant’s deferred stock units will be made either in a lump sum or in any number of annual installments not exceeding ten (10), on (or commencing on) January 2 following the termination of his or her service as a Director.
     (c)      For all Grants made under this Plan after December 31, 2007, the distribution of a Participant’s deferred stock units will be made in the following manner. Each Participant shall elect annually to have payment of his or her deferred stock units with respect to a grant (i) be made either in a lump sum or in any number of annual installments not exceeding ten (10), and (ii) be paid either (A) on (or commencing on)January 2 following the termination of his or her service as a Director, or (B) on (or commencing on)the later of January 2 of the year specified and January 2 following the termination of his or her service as a Director. Such election by each Participant shall be made on an annual election form provided by the Company prior to December 31 of the year preceding the grant of any award under this Plan in the next Plan year or, if later, within thirty (30) days after the date a Director becomes a Director (or in the case of a Non-Executive Chairman, within thirty (30) days after his or her appointment).
     (d)      Elections made pursuant to Section 6.5(b) and (c) are not irrevocable; provided, however, (A) any subsequent election may not be effective until twelve (12) months after the date the election is made, (B) any subsequent election relating to payments scheduled for a particular date or dates must be made at least twelve (12) months prior to the date of the first scheduled payment, and (C) any subsequent election for distributions, other than those triggered by disability, death or an unforeseeable emergency, must delay distribution by at least five (5) years from the original distribution date.
     (e)      Distribution of a Participant’s deferred stock units received in connection with such Participant’s Quarterly Stock Awards shall be made only in cash. Subject to 8.3(b) hereof, distribution of a Participant’s deferred stock units received in connection with such Participant’s Initial Stock Award and Annual Stock Awards shall be made in cash or stock, at the election of the Participant made in writing and delivered to the Committee at any time on or before December 1 of the year of termination of the Participant’s service as a Director. Subject to 8.3(b) hereof, if distribution is made in cash, the amount of distribution shall be determined by multiplying the number of deferred stock units attributable to the installment by the average of the final closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape) on each business day in the month of December immediately prior to the year in which the installment is to be paid. If distribution is made in stock, any fractional shares of stock shall be paid in cash equal to the value of the fractional share multiplied by the final closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the last business day immediately preceding the date of distribution.
     (f)      For purposes of Section 6.5(b) and Section 6.5(c), termination of service as a Director shall be the later of (i) the end of the Director’s service as a member of the Board of Directors of the Company and (ii) the Director’s separation from service with the Company within the meaning of Section 409A of the Code.
     (g)      Notwithstanding the foregoing provisions of this Section 6.5, with respect to grants made under this Plan after December 31, 2004, in the event that a Participant is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, at the time of termination of service as a Director, as provided in Section 6.5(f), the distribution of deferred units to be made following the termination of service as a Director shall be paid no earlier than the first day of the seventh month following the date such termination of service as a Director occurs (or if earlier, on the date of death).
Section 6.6 — Installment Amount
     In the event a Participant has elected to receive distribution of his or her deferred stock units in more than one (1) installment, the amount of each installment shall be determined by multiplying the current number of deferred stock units by a fraction, the numerator of which is one (1), and the denominator of which is the number of installments yet to be paid.
Section 6.7 — Distribution upon Death
     In the event of the death of a Participant, whether before or after ceasing to serve as a Director, any deferred stock units to which he or she was entitled, shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing signed by the Participant and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no unrevoked designation on file with the Committee at the time of the Participant’s death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made in accordance with the Participant’s will or in the absence of a will, to the administrator of the Participant’s estate. Any distribution under this Section 6.7 shall be made as soon as practicable following the end of the fiscal quarter in which the Committee is notified of the Participant’s death. In this case, a Participant’s deferred stock units shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant’s deferred stock units are equivalent by the average of the final closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape) on each business day during the last month of the calendar quarter prior to the date of death.

Section 6.8 — Withholding Taxes
     The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.
Section 6.9 — Terms and Conditions
     All Stock Awards shall be subject to the terms and conditions of this Article VI and such other terms and conditions as the Committee shall determine, consistent with the Plan.
ARTICLE VII
ADMINISTRATION
Section 7.1 — Plan Administrator
     The Plan shall be administered by the Committee.
Section 7.2 — Duties and Powers of Committee
     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Grants and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to make Grants. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may act either by vote at a telephonic or other meeting or by unanimous written consent in lieu of a meeting.
Section 7.3 — Compensation; Professional Assistance; Good Faith Actions
     Members of the Committee shall not receive compensation for their services as members in connection with the administration of the Plan, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, the Directors and the officers of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1 — Amendment, Suspension or Termination of the Plan
     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Except as expressly permitted by the terms of the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant alter or impair any rights or obligations under any Grant theretofore granted. No Grant may be made during any period of suspension nor after termination of the Plan.
Section 8.2 — Effect of Plan Upon Other Options and Compensation Plans
     Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Directors of the Company or any of its Subsidiaries or (b) to grant or assume options other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm, association or other entity.
Section 8.3 — Adjustments
     (a)      In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee shall (i) adjust appropriately the number of shares of Common Stock subject to the Plan and available for or covered by Grants, the number of deferred stock units or shares of Common Stock constituting Initial Stock Awards and Annual Stock Awards in Sections 6.1 and 6.2 hereof and share prices related to outstanding Grants and (ii) make such other revisions to outstanding Grants as it deems are equitably required. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.
     (b)      In the event of a Change of Control (as defined in Section 8.3(c) hereof):
     (i)      Options granted pursuant to Article III hereof shall become fully vested and exercisable; provided, however, that
     (A) for each Option with an exercise price less than the value of the consideration for a share of Common Stock in the Change of Control transaction (the “Transaction Consideration”), the Committee may, in its sole discretion, elect to make a cash payment to Participants in cancellation of such Options in an amount equal to the product of (1) and (2), where (1) is the excess of Transaction Consideration over the exercise price, and (2) is the number of shares of Common Stock subject to the Options being cancelled, which amount shall be paid at the same time as the Transaction Consideration is paid to holders of Common Stock, and in any case no later than March 15 of the year succeeding the year in which such event of a Change of Control occurred; and
     (B)      for each Option with an exercise price greater than the Transaction Consideration, the Committee may, in its sole discretion, elect to cancel such Options without any payment to Participants holding such Options.
(ii)       (A) Deferred stock units granted pursuant to Article VI hereof and described in Section 6.5(a) shall be distributed to Participants in a single lump sum as soon as practicable following the event of a Change of Control.
     (B) Deferred stock units granted pursuant to Article VI hereof and described in Section 6.5(b) and Section 6.5(c) shall be distributed to Participants:
     (1) in a single lump sum upon a Change of Control that is also a “change in the ownership or effective control” of the Company for purposes of Section 409A of the Code, and in any case no later than March 15 of the year succeeding the year in which such “change in the ownership or effective control” occurred; or
     (2) in the event a Change of Control is not a “change in the ownership or effective control” of the Company for purposes of Section 409A of the Code, in accordance with Article VI hereof.
     (C) Notwithstanding the foregoing provisions of this Section 8.3(b)(ii), in the event of a Change of Control, the Committee may, in its sole discretion, elect to make the distribution with respect to deferred stock units in cash in lieu of shares of Common Stock with respect to Initial Stock Awards and Annual Stock Awards. With respect to any distribution made in cash, the amount of the distribution shall be determined by multiplying the number of deferred stock units by the Transaction Consideration. Payment with respect to deferred stock units described in Section 8.3(b)(ii)(b)(1) shall be made at the same time as the Transaction Consideration is paid to holders of Common Stock, and in any case no later than March 15 of the year succeeding the year in which such “change in the ownership or effective control” occurred.
     (c)      For purposes of the Plan, a “Change of Control” shall mean the first to occur of the following events:
     (i)       an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or any employee benefit plans sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; provided, however, that the acquisition of Company securities by BAT pursuant to the Business Combination Agreement, dated as of October 27, 2003, between R.J. Reynolds Tobacco Holdings, Inc. (“RJR”) and Brown & Williamson Tobacco Corporation (“B&W”), as thereafter amended (the “BCA”) or as expressly permitted by the Governance Agreement, dated as of July 30, 2004, among British American Tobacco, p.l.c., B&W and the Company (the “Governance Agreement”), shall not be considered a Change of Control for purposes of this subsection (i);
     (ii)       individuals who constitute the Board (or who have been designated as directors in accordance with Section 1.09 of the BCA) on July 30, 2004 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was (A) approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director) or (B) made in accordance with Section 2.01 of the Governance Agreement, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; or
     (iii)       the approval by the shareholders of the Company of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company, other than any such transaction where the transferee of all or substantially all of the assets of the Company is a wholly owned subsidiary or an entity more than fifty percent (50%) of the combined voting power of the voting securities of which is represented by voting securities of the Company outstanding immediately prior to the transaction (either remaining outstanding or by being converted into voting securities of the transferee entity). If any of the events enumerated in this paragraph (iii) occur, the Board shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan or the Grants hereunder.
Section 8.4 — Compliance with Section 409A of the Code
     The Plan is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Each payment pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code.

Section 8.5 — Titles
     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
Section 8.6 — Pronouns
     The masculine pronoun shall include the feminine and neutral and the singular shall include the plural, where the context so indicates.
Section 8.7 — Governing Law
     All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of North Carolina.